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                                                                     Exhibit 8.2

[ERNST & YOUNG LOGO]

                                  Confirmation

We hereby confirm, subject to the qualifications set forth therein, that the statements in the Prospectus for UBS AG Debt Securities and Warrants under the caption "Tax Considerations Under the Laws of Switzerland", are an accurate summary of the Swiss Income Tax matters described therein.


                                        Ernst & Young Ltd.


                                        /s/ Alfred Preisig   /s/ Urs Schupfer
                                        ------------------   ----------------
                                        Alfred Preisig        Urs Schupfer
                                        Partner Tax          Senior Manager Tax


Zurich, Switzerland
31 August 2001